SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C. 20549

                      FORM 8-K
                   CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                  November 6, 2006
                   Date of Report
         (Date of Earliest Event Reported)

             TEMPEST MICROSYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

               13125 Danielson Street
                     Suite 101
              Poway, California 92064
      (Address of Principal Executive Offices)

           RIVET ACQUISITION CORPORATION
    1504 R Street, N.W. , Washington, D.C. 20009
     (Former Name and Former Address of Principal Executive Offices)

                    858/456-3800
          (Registrant's Telephone Number)

  Delaware           0-31399           52-2257547
(State or other    (Commission       (IRS Employer
jurisdiction       File Number)    Identification No.)
of incorporation)

ITEM 3.02 Unregistered Sales of Equity Securities

     On November 6, 2006 the Registrant issued 44,000 units to 12 investors at a purchase price of $7.50 per unit for an aggregate purchase price of $330,000. Each unit consists of one share of the Registrant's common stock, one Warrant A and one Warrant B for an aggregate issuance of 44,000 shares of the Registrant's common stock, and 44,000 each of Warrant A and Warrant
B. Each Warrant A is exercisable for the purchase of one share of the Registrant's common stock at an exercise price of $10 per share. Each Warrant B is exercisable for the purchase of one share of the Registrant's common stock at an exercise price of $12.50 per share.

     The units were issued pursuant to the exemptions from registration provided by Regulation D of the General Rules and Regulations of the Securities and Exchange Commission.

                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                  TEMPEST MICROSYSTEMS, INC.

   Date: 11/29/06                /s/  Michael Mojaver, President